Natus Medical Announces Fourth Quarter 2021 Financial Results

	Q4-2021	Key Results
Revenue (millions)	$128.7	➢ Revenue increased 8% compared to Q4 2020 ➢ Revenue increased 14% compared to full year 2020 ➢ $12.8 million in operating cash flow for Q4 2021 ➢ $63.9 million in operating cash flow for the year 2021
GAAP EPS	$0.05
Non-GAAP EPS	$0.47

PLEASANTON, Calif. (February 24, 2022) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions to screen, diagnose, and treat disorders affecting the brain, neural pathways, and eight sensory nervous systems, today announced financial results for the three months and full year ended December 31, 2021.

For the fourth quarter ended December 31, 2021, the Company reported revenue of $128.7 million, an increase of 8.4% compared to $118.7 million reported for the fourth quarter 2020. GAAP gross margin was 56.8% during the fourth quarter of 2021 compared to 55.3% in the fourth quarter 2020. GAAP net income was $1.7 million, or $0.05 earnings per diluted share, compared with GAAP net income of $5.2 million, or $0.15 earnings per diluted share in the fourth quarter 2020.

Non-GAAP gross margin was 59.3% in the fourth quarter 2021 compared to 58.1% reported for the fourth quarter of 2020. Non-GAAP earnings per diluted share was $0.47 for the fourth quarter 2021, compared to $0.39 in the fourth quarter 2020. Non-GAAP net income was $16.2 million in the fourth quarter 2021 compared to $13.1 million in the fourth quarter 2020.

For the full year ended December 31, 2021, the Company reported revenue of $473.4 million, an increase of 13.9% compared to $415.7 million reported for the same period in 2020. GAAP gross margin was 57.8% vs. 52.1% reported for the same period in 2020. GAAP net income was $13.2 million, or $0.39 earnings per diluted share, compared with GAAP net loss of $16.6 million, or $0.49 per share in the same period in 2020.

Non-GAAP gross margin was 60.0% in 2021 vs. 56.6% reported for the same period in 2020. Non-GAAP earnings per diluted share was $1.20 for the full year ended December 31, 2021, compared to $0.39 in the same period in 2020. The Company reported non-GAAP net income of $40.8 million for the full year ended December 31, 2021, compared to prior year's non-GAAP net income of $13.1 million.

“I would like to thank our Natus Teammates for their efforts to deliver growth in both revenue and income in the fourth quarter despite challenges from both Covid and supply chain related constraints,” said Thomas J. Sullivan, President and Chief Executive Officer of Natus. “Throughout the year we focused on ensuring our products were available to clinicians and despite incurring over $1.7 million in higher costs in the fourth quarter alone, our non-GAAP earnings per share increased more than 200%.”

Mr. Sullivan continued, “I would like to congratulate Dr. Christopher Chung, Natus Vice President of Quality, Regulatory Affairs and Chief Medical Officer, who has informed me of his decision to retire in April after a twenty-two-year career at the company. Dr. Chung is a valued leader at Natus and I am pleased that he will continue to support our Team in a consultative role as our Chief Medical Officer through the end of the year. I wish Chris and his family the best in this next phase of his life.”

“As a result of a strategic review of our markets, Natus will realign its portfolio and commercial infrastructure to focus on the clinical areas of the Brain, Neural Pathways, and eight Sensory Nervous Systems.” “We believe a focus on higher value markets will position us for increased growth while also enabling us to reduce complexity to improve our execution and long-term margin expansion,” concluded Mr. Sullivan.

Financial Guidance

In the first quarter of 2022, Natus will realign its commercial organization on the clinical focus areas of Brain, Neural Pathways, and eight Sensory Nervous Systems. The Company will transition to a matrix infrastructure of non-commercial resources in support of innovation and entrepreneurial growth in each clinical focus area in the coming months while reviewing its cost structure. As a result of these changes, the Company is only providing annual guidance at this point which excludes the impact of any acquisitions or divestitures.

For the full year 2022, the Company's revenue is expected to be between $491.0 million and $499.0 million and non-GAAP earnings per share is expected to be between $1.36 and $1.49. 2022 guidance assumes an incremental $16.0 million of extraordinary costs associated with acquiring semiconductors and other components outside of our normal supply chain due to their constrained availability. Additional unforeseen constraints could further impact our profitability. While these extraordinary costs negatively impact profitability in the near term, a return to more normal supply chain conditions could positively impact profitability in the future. At this time, we do not anticipate semiconductor and component constraints to impact revenue.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, certain other expenses, and related tax effect, which the Company expects to be approximately $15.6 million for the year 2022, which the Company expects will reduce GAAP earnings per share by approximately $0.46.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes. The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) tomorrow, February 25, 2022. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 6682846. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 6682846. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call. A companion Investor Presentation will be posted to the Company's Web site at 7:00 a.m. Eastern Time tomorrow, February, 25, 2022.

About Natus Medical Incorporated

Natus delivers innovative and trusted solutions to screen, diagnose, and treat disorders affecting the brain, neural pathways, and eight sensory nervous systems to advance the standard of care and improve patient outcomes and quality of life. The Company offers hardware, advanced software and algorithms, and consumables that provide stimulus, acquire and monitor physiological signals, and capture the body’s response. With sales in over 100 countries, Natus is the clear worldwide leader in neurodiagnostics, pediatric retinal imaging, and infant hearing screening, as well as a leading company in hearing assessment, hearing instrument fitting, balance, and intracranial pressure monitoring.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including supply chain delays and constraints, the business, social and economic impact of the COVID-19 pandemic on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its strategic alignment, the Company's ability to successfully pursue, acquire and integrate acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Quarterly Report on Form 10-Q for the periods ended March 31, 2021, June 30, 2021, September 30, 2021. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$128,656	$118,718	$473,438	$415,684
Cost of revenue	53,996	51,247	193,015	185,912
Intangibles amortization	1,617	1,801	6,743	13,241
Gross profit	73,043	65,670	273,680	216,531
Gross profit margin	56.8%	55.3%	57.8%	52.1%
Operating expenses:
Marketing and selling	29,295	27,715	116,014	107,282
Research and development	13,750	14,722	56,306	61,296
General and administrative	12,436	12,359	52,753	49,113
Intangibles amortization	5,632	3,894	17,129	15,224
Restructuring	7,230	1,966	7,699	3,809
Total operating expenses	68,343	60,656	249,901	236,724
Income (loss) from operations	4,700	5,014	23,779	(20,193)
Interest expense	(217)	(856)	(1,872)	(3,656)
Other income (expense), net	(852)	2,182	(2,552)	1,784
Income (loss) before provision for (benefit from) income tax	3,631	6,340	19,355	(22,065)
Provision for (benefit from) income tax	1,886	1,135	6,178	(5,452)
Net income (loss)	$1,745	$5,205	$13,177	$(16,613)
Net income (loss) per share:
Basic	$0.05	$0.15	$0.39	$(0.49)
Diluted	$0.05	$0.15	$0.39	$(0.49)
Weighted-average shares:
Basic	33,799	33,861	33,670	33,562
Diluted	34,122	33,903	33,974	33,562

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	December 31,
	2021	2020
ASSETS

Current assets:
Cash and investments	$75,595	$82,082
Accounts receivable	111,760	93,133
Inventories	67,745	75,650
Other current assets	22,191	20,837
Total current assets	277,291	271,702

Property and equipment	21,783	24,516
Operating lease right-of-use assets	9,288	11,669
Goodwill and intangible assets	214,170	244,040
Deferred income tax	23,161	27,563
Other assets	18,595	20,904
Total assets	$564,288	$600,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$36,405	$23,429
Current portion of long-term debt	—	50,000
Accrued liabilities	48,135	44,236
Deferred revenue	25,097	21,308
Current portion of operating lease liabilities	4,964	6,779
Total current liabilities	114,601	145,752

Long-term debt	—	5,840
Deferred income tax	1,133	10,298
Operating lease liabilities	6,567	8,959
Other long-term liabilities	17,237	18,451
Total liabilities	139,538	189,300
Total stockholders’ equity	424,750	411,094
Total liabilities and stockholders’ equity	$564,288	$600,394

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating activities:
Net income (loss)	$1,744	$5,205	$13,177	$(16,613)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	(92)	32	181	1,190
Depreciation and amortization	6,754	7,126	28,091	28,115
Loss on equity method investment adjustment	159	133	602	133
(Gain) loss on disposal of property and equipment	90	119	(1,426)	268
Impairment of intangible assets	2,004	—	2,004	6,678
Impairment of property and equipment	279	—	279	—
Warranty reserve	2,466	880	3,989	2,009
Share-based compensation	5,889	2,507	14,161	9,566
Loss on commencement of sales-type leases	—	20	3	1,881
Non cash lease expense	—	1,353	—	1,353
Changes in operating assets and liabilities:
Accounts receivable	(12,683)	(12,716)	(13,111)	17,651
Inventories	1,175	8,356	4,830	1,939
Prepaid expenses and other assets	1,998	9,021	(1,880)	(1,055)
Accounts payable	8,301	(4,504)	13,530	(4,523)
Accrued liabilities	315	417	(507)	(13,427)
Deferred revenue	(171)	1,779	4,458	838
Deferred income tax	(5,446)	(3,403)	(4,386)	(1,577)
Net cash provided by operating activities	12,782	16,325	63,995	34,426
Investing activities:
Acquisition of businesses, net of cash acquired	—	(1,997)	—	(1,997)
Purchase of property and equipment	(671)	(992)	(3,620)	(8,609)
Purchase of equity investments	—	(1,000)	(1,000)	(2,000)
Proceeds from sale of property and equipment	—	—	2,674	—
Net cash used in investing activities	(671)	(3,989)	(1,946)	(12,606)
Financing activities:
Proceeds from stock option exercises and ESPP	243	656	855	1,314
Repurchase of common stock	—	—	—	(10,495)
Taxes paid related to settlement of equity awards	(2,853)	(58)	(4,107)	(1,994)
Deferred debt issuance costs	—	—	—	(1,175)
Principal payments of financing lease liability	(84)	(112)	(410)	(527)
Proceeds from long-term borrowings	—	—	—	60,000
Payments on borrowings	—	(10,000)	(57,000)	(58,000)
Net cash used in financing activities	(2,694)	(9,514)	(60,662)	(10,877)
Exchange rate changes effect on cash and cash equivalents	(2,601)	4,724	(7,874)	7,842
Net increase (decrease) in cash and cash equivalents	6,816	7,546	(6,487)	18,785
Cash and cash equivalents, beginning of period	68,779	74,536	82,082	63,297
Cash and cash equivalents, end of period	$75,595	$82,082	$75,595	$82,082

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP based results:
Income (loss) before provision for income tax	$3,631	$6,340	$19,355	$(22,065)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,617	1,801	6,743	13,241
Recall accrual and remediation efforts (COGS)	—	(63)	—	(428)
Restructuring and other non-recurring costs (COGS)	1,700	1,615	4,069	5,849
COVID-19 relief (COGS)	(21)	—	(505)	—
Intangibles amortization (OPEX)	5,632	3,894	17,129	15,224
Direct costs of acquisitions (OPEX)	—	112	21	112
Restructuring and other non-recurring costs (OPEX)	7,976	3,033	9,077	4,793
COVID-19 relief (OPEX)	(266)	—	(3,391)	—
Restructuring and other non-recurring costs (OI&E)	—	206	(80)	206
Non-GAAP income (loss) before provision for (benefit from) income tax	20,269	16,938	52,418	16,932

Income tax expense (benefit), as adjusted	$4,077	$3,885	$11,631	$3,790

Non-GAAP net income	$16,192	$13,053	$40,787	$13,142
Non-GAAP earnings per share:
Basic	$0.48	$0.39	$1.21	$0.39
Diluted	$0.47	$0.39	$1.20	$0.39

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,799	33,861	33,670	33,562
Diluted non-GAAP earnings per share	34,122	33,903	33,974	33,628

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP Gross Profit	$73,043	$65,670	$273,680	$216,531
Amortization of intangibles	1,617	1,801	6,743	13,241
Recall accrual and remediation efforts	—	(63)	—	(428)
COVID-19 Relief	(21)	—	(505)	—
Restructuring and other non-recurring costs	1,700	1,615	4,069	5,849
Non-GAAP Gross Profit	$76,339	$69,023	$283,987	$235,193
Non-GAAP Gross Margin	59.3%	58.1%	60.0%	56.6%

GAAP Operating Income (Loss)	$4,700	$5,014	$23,779	$(20,193)
Amortization of intangibles	7,249	5,695	23,872	28,465
COVID-19 Relief	(287)	—	(3,896)	—
Recall accrual and remediation efforts	—	(63)	—	(428)
Restructuring and other non-recurring costs	9,676	4,648	13,146	10,642
Direct cost of acquisitions	—	112	21	112
Non-GAAP Operating Income	$21,338	$15,406	$56,922	$18,598
Non-GAAP Operating Margin	16.6%	13.0%	12.0%	4.5%

GAAP Income Tax Expense (Benefit)	$1,886	$1,135	$6,178	$(5,452)
Effect of accumulated change of pretax income	2,921	2,237	7,336	8,729
Effect of change in annual expected tax rate	(2,289)	(139)	(2,903)	(139)
Difference in GAAP vs Non-GAAP discrete	539	—	—	—
Restructuring and other expenses	1,020	652	1,020	652
Non-GAAP Income Tax Expense (Benefit)	$4,077	$3,885	$11,631	$3,790

	Twelve Months Ended
	December 31, 2022
GAAP EPS Guidance	$0.90 - $1.03
Amortization of intangibles	0.53
Tax effect	(0.07)
Non-GAAP EPS Guidance	$1.36 - $1.49

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Neuro:
Revenue	$75,213	$68,060	$284,767	$235,739
Cost of revenue	30,330	29,301	112,384	98,745
Intangibles amortization	750	828	3,024	9,697
Gross profit	$44,133	$37,931	$169,359	$127,297
Gross profit margin	58.7%	55.7%	59.5%	54.0%

Newborn Care:
Revenue	$28,261	$28,165	$105,023	$105,024
Cost of revenue	12,776	10,763	43,967	46,277
Intangibles amortization	—	67	135	260
Gross profit	$15,485	$17,335	$60,921	$58,487
Gross profit margin	54.8%	61.5%	58.0%	55.7%

Hearing & Balance:
Revenue	$25,182	$22,493	$83,648	$74,921
Cost of revenue	10,890	11,183	36,664	40,890
Intangibles amortization	867	906	3,584	3,284
Gross profit	$13,425	$10,404	$43,400	$30,747
Gross profit margin	53.3%	46.3%	51.9%	41.0%

Consolidated:
Revenue	$128,656	$118,718	$473,438	$415,684
Cost of revenue	53,996	51,247	193,015	185,912
Intangibles amortization	1,617	1,801	6,743	13,241
Gross profit	$73,043	$65,670	$273,680	$216,531
Gross profit margin	56.8%	55.3%	57.8%	52.1%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Neuro:
GAAP Gross Profit	$44,133	$37,931	$169,359	$127,297
Amortization of intangibles	750	828	3,024	9,697
Direct costs of acquisitions	—	—	—	—
COVID-19 Relief	(7)	—	(156)	—
Restructuring and other non-recurring costs	1,541	511	3,266	2,804
Non-GAAP Gross Profit	$46,417	$39,270	$175,493	$139,798
Non-GAAP Gross Margin	61.7%	57.7%	61.6%	59.3%

Newborn Care:
GAAP Gross Profit	$15,485	$17,335	$60,921	$58,487
Amortization of intangibles	—	67	135	260
Recall accrual and remediation efforts	—	(63)	—	(428)
Restructuring and other non-recurring costs	159	753	522	1,075
Non-GAAP Gross Profit	$15,644	$18,092	$61,578	$59,394
Non-GAAP Gross Margin	55.4%	64.2%	58.6%	56.6%

Hearing & Balance:
GAAP Gross Profit	$13,425	$10,404	$43,400	$30,747
Amortization of intangibles	867	906	3,584	3,284
COVID-19 Relief	(14)	—	(349)	—
Restructuring and other non-recurring costs	—	351	281	1,970
Non-GAAP Gross Profit	$14,278	$11,661	$46,916	$36,001
Non-GAAP Gross Margin	56.7%	51.8%	56.1%	48.1%

Consolidated:
GAAP Gross Profit	$73,043	$65,670	$273,680	$216,531
Amortization of intangibles	1,617	1,801	6,743	13,241
COVID-19 Relief	(21)	—	(505)	—
Recall accrual and remediation efforts	—	(63)	—	(428)
Restructuring and other non-recurring costs	1,700	1,615	4,069	5,849
Non-GAAP Gross Profit	$76,339	$69,023	$283,987	$235,193
Non-GAAP Gross Margin	59.3%	58.1%	60.0%	56.6%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Consolidated Revenue:
United States	$75,355	$69,317	$285,979	$252,496
International	53,301	49,401	187,459	163,188
Totals	$128,656	$118,718	$473,438	$415,684

United States	59%	58%	60%	61%
International	41%	42%	40%	39%
Totals	100%	100%	100%	100%